EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 16, 2004 included in Multiband Corporation and subsidiaries (fka Vicom, Incorporated and subsidiaries) Form 10-K for the year ended December 31, 2003 and to all references to our firm included in this Registration Statement.

                                            /s/ Virchow, Krause & Company,  LLP


Minneapolis, Minnesota,
December 30, 2004




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